Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Financial Statements of Ashford Inc. and Subsidiaries

The unaudited pro forma consolidated financial statements as of and for the six months ended June 30, 2018, and for the year ended December 31, 2017, have been derived from the historical (i) consolidated financial statements of Ashford Inc. and subsidiaries and (ii) combined carve-out financial statements of the Project Management Business (a carve-out of Remington Holdings, L.P.).

The pro forma adjustments give effect to:

(i) the acquisition of a 100% interest in Project Management for $203.0 million in consideration in the form of 8,120,000 shares of Series B Convertible Preferred Stock of New Holdco, the successor to Ashford Inc. that will change its name to Ashford Inc. upon closing, at $25 per share;

(ii) the impact of changes in tax laws to the pro forma consolidated statement of operations for the year ended December 31, 2017, which occurred subsequent to the dates of the consolidated financial statements of Ashford Inc. and the carve-out financial statements of the Project Management Business; and

(iii) the assumption by New Holdco of certain fees and expenses related to the Transactions (together with (i) and (ii), the ‘‘Pro Forma Transactions’’).

The unaudited pro forma consolidated balance sheet as of June 30, 2018, is presented to reflect adjustments to New Holdco’s balance sheet (as successor to Ashford Inc.) as if the Pro Forma Transactions were completed on June 30, 2018. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2018, and for the year ended December 31, 2017, are presented as if the Pro Forma Transactions were completed on January 1, 2017.

The unaudited pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of New Holdco would have been had the Pro Forma Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma financial statements should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma financial statements;

•                  the audited consolidated financial statements and accompanying notes of Ashford Inc. as of and for the year ended December 31, 2017, as reported in its Annual Report on Form 10-K filed on March 12, 2018, and the unaudited interim consolidated financial statements and accompanying notes of Ashford Inc.  as of June 30, 2018, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed on August 9, 2018;

•                  and the special purpose combined carve-out financial statements of the Project Management Business included in Exhibit 99.1 of this Current Report on Form 8-K.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2018

(in thousands, except share amounts)

	Historical Ashford Inc. (A)	Historical Remington Project Management (B)	Adjustments		Pro Forma Ashford Inc.
ASSETS
Current assets:
Cash and cash equivalents	$40,868	$—	$—		$40,868
Restricted cash	12,389	4,260	—	(C)	16,649
Accounts receivable, net	5,944	—	—		5,944
Due from Ashford Trust OP	13,467	2,341	—	(C)	15,808
Due from Braemar OP	342	474	—	(C)	816
Inventories	1,229	—	—		1,229
Prepaid expenses and other	2,982	334	—	(C)	3,316
Total current assets	77,221	7,409	—		84,630
Investments in unconsolidated entities	500	—	—		500
Furniture, fixtures and equipment, net	26,333	49	—	(C)	26,382
Goodwill	13,103	—	52,304	(D)	65,407
Intangible assets, net	9,230	—	188,800	(D)	198,030
Other assets	11,758	—	—		11,758
Total assets	$138,145	$7,458	$241,104		$386,707
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$21,596	$1,570	$—	(C)	$29,180
			6,014	(E)
Due to affiliates	5,834	14	—	(C)	5,848
Deferred income	294	—	—		294
Deferred compensation plan	216	48	—	(C)	264
Notes payable, net	1,670	—	—		1,670
Other liabilities	23,489	4,260	—	(C)	27,749
Total current liabilities	53,099	5,892	6,014		65,005
Deferred income	12,817	—	—		12,817
Deferred tax liability, net	—	—	42,540	(D)	31,420
			(11,120)	(F)
Deferred compensation plan	13,094	—	—		13,094
Notes payable, net	11,321	—	—		11,321
Total liabilities	90,331	5,892	37,434		133,657
MEZZANINE EQUITY
Redeemable noncontrolling interests	4,852	—	—		4,852
Series B cumulative convertible preferred stock, $25 par value, 0 shares issued and outstanding at June 30, 2018, 8,120,000 shares issued and outstanding, as adjusted	—	—	200,130	(G)	200,130
EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at June 30, 2018	—	—	—		—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,109,388 shares issued and outstanding at June 30, 2018	21	—	—		21
Additional paid-in capital	257,303	1,566	(1,566)	(C)	257,303
Accumulated deficit	(215,435)	—	(6,014)	(E)	(210,329)
			11,120	(F)
Accumulated other comprehensive income (loss)	(348)	—	—		(348)
Total stockholders’ equity of the Company	41,541	1,566	3,540		46,647
Noncontrolling interests in consolidated entities	1,421	—	—		1,421
Total equity	42,962	1,566	3,540		48,068
Total liabilities and equity	$138,145	$7,458	$241,104		$386,707

See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2018

(in thousands, except per share amounts)

	Historical Ashford Inc. (AA)	Historical Remington Project Management (BB)	Adjustments		Pro Forma Ashford Inc.
Revenue
Advisory services	$47,102	$—	$—		$47,102
Audio visual	46,686	—	—		46,686
Project management	—	15,096	—		15,096
Other	9,191	—	—		9,191
Total revenue	102,979	15,096	—		118,075
Expenses
Salaries and benefits	42,227	385	—		42,612
Cost of revenues for audio visual	33,608	—	—		33,608
Cost of revenues for project management	—	6,122	—		6,122
Depreciation and amortization	2,233	10	7,019	(CC)	9,262
General and administrative	15,420	805	(2,960)	(DD)	13,265
Impairment	1,919	—	—		1,919
Other	1,738	—	—		1,738
Total expenses	97,145	7,322	4,059		108,526
Operating income (loss)	5,834	7,774	(4,059)		9,549
Interest expense	(304)	—	—		(304)
Amortization of loan costs	(47)	—	—		(47)
Interest income	185	—	—		185
Dividend income	—	7	—		7
Realized gain (loss) on investments	—	15	—		15
Other income (expense)	(260)	6	—		(254)
Income (loss) before income taxes	5,408	7,802	(4,059)		9,151
Income tax (expense) benefit	(2,311)	(59)	(212)	(EE)	(2,582)
Net income (loss)	3,097	7,743	(4,271)		6,569
(Income) loss from consolidated entities attributable to noncontrolling interests	291	—	—		291
Net (income) loss attributable to redeemable noncontrolling interests	(151)	—	—		(151)
Net income (loss) attributable to the Company	3,237	7,743	(4,271)		6,709
Preferred dividends	—	—	(6,090)	(FF)	(6,090)
Amortization of preferred stock discount	—	—	(465)	(GG)	(465)
Net income (loss) attributable to common stockholders	$3,237	$7,743	$(10,826)		$154

Income (loss) per share - basic and diluted
Basic:
Net income (loss) attributable to common stockholders	$1.54			(HH)	$0.07
Weighted average common shares outstanding - basic	2,094			(HH)	2,094
Diluted:
Net income (loss) attributable to common stockholders	$(1.40)			(II)	$(2.78)
Weighted average common shares outstanding - diluted	2,219			(II)	2,219

See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2017

(in thousands, except per share amounts)

	Historical Ashford Inc. (AA)	Historical Remington Project Management (BB)	Adjustments		Pro Forma Ashford Inc.
Revenue
Advisory services	$65,982	$—	$—		$65,982
Audio visual	9,186	—	—		9,186
Project management	—	28,967	—		28,967
Other	6,405	—	—		6,405
Total revenue	81,573	28,967	—		110,540
Expenses
Salaries and benefits	61,223	615	—		61,838
Cost of revenues for audio visual	7,757	—	—		7,757
Cost of revenues for project management	—	10,757	—		10,757
Depreciation and amortization	2,527	44	10,941	(CC)	13,512
General and administrative	17,363	1,274	(200)	(DD)	18,437
Impairment	1,072	—	—		1,072
Other	2,153	—	—		2,153
Total expenses	92,095	12,690	10,741		115,526
Operating income (loss)	(10,522)	16,277	(10,741)		(4,986)
Interest expense	(83)	—	—		(83)
Amortization of loan costs	(39)	—	—		(39)
Interest income	244	—	—		244
Dividend income	93	9	—		102
Unrealized gain (loss) on investments	203	—	—		203
Realized gain (loss) on investments	(294)	20	—		(274)
Other income (expenses)	(73)	—	—		(73)
Income (loss) before income taxes	(10,471)	16,306	(10,741)		(4,906)
Income tax (expense) benefit	(9,723)	(90)	9,157	(EE)	(656)
Net income (loss)	(20,194)	16,216	(1,584)		(5,562)
(Income) loss from consolidated entities attributable to noncontrolling interests	358	—	—		358
Net (income) loss attributable to redeemable noncontrolling interests	1,484	—	—		1,484
Net income (loss) attributable to the Company	(18,352)	16,216	(1,584)		(3,720)
Preferred dividends	—	—	(11,165)	(FF)	(11,165)
Amortization of preferred stock discount	—	—	(1,950)	(GG)	(1,950)
Net income (loss) attributable to common stockholders	$(18,352)	$16,216	$(14,699)		$(16,835)

Income (loss) per share - basic and diluted
Basic:
Net income (loss) attributable to common stockholders	$(9.04)			(JJ)	$(8.29)
Weighted average common shares outstanding—basic	2,031			(JJ)	2,031
Diluted:
Net income (loss) attributable to common stockholders	$(9.59)			(KK)	$(8.85)
Weighted average common shares outstanding—diluted	2,067			(KK)	2,067

See Notes to Unaudited Pro Forma Financial Statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(A)       Represents the historical consolidated balance sheet of Ashford Inc. as of June 30, 2018, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed on August 9, 2018.

(B)       Represents the historical combined balance sheet of the Project Management Business as of June 30, 2018, as included in Exhibit 99.1 of this Current Report on Form 8-K.

(C)       The carrying values of the historical assets and liabilities of the Project Management Business as of June 30, 2018, including the working capital balances, furniture, fixtures and equipment, net, and deferred compensation plan liability approximate fair value in the pro forma consolidated balance sheet as of June 30, 2018.

(D)       The following table represents the fair value of assets acquired and liabilities assumed not discussed in note (C) above (in thousands):

	Fair Value	Estimated Life
Assets
Intangible assets
Project management contracts	$188,800	30
Goodwill	52,304	Indefinite
	$241,104
Liabilities
Deferred tax liability, net	$42,540
	$42,540

The goodwill balance is calculated as follows (in thousands):

Fair Value
Series B convertible preferred stock, net of discount	$200,130
Project management contracts	(188,800)
Deferred tax liability, net	42,540 (i)
Net assets acquired	(1,566)
Goodwill	$52,304

(i)                         The GAAP implications of the Transactions’ corporate tax structure are still being reviewed by the Company’s tax experts and may result in the Company recording an additional entry upon closing of the Transaction to increase goodwill and the deferred tax liability by approximately $40 million.

(E)        Upon closing, New Holdco will pay up to an aggregate of $5.0 million of (i) the transaction expenses incurred by Remington or the project management companies (on behalf of themselves or their affiliates) in connection with the Transactions, including, among other things, one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act and (ii) any bonus and other payments (including applicable taxes in respect thereof) made to employees and agents of the project management companies in connection with the closing of the Transactions. Also, New Holdco will incur a transaction fee of approximately $1.1 million upon closing and has incurred $3.1 million to date ($9.2 million total). As noted in (DD) of the pro forma consolidated statement of operations, $3.2 million of transaction costs were expensed as of June 30, 2018, resulting in a pro forma adjustment of $6.0 million. Such amounts are not included in the pro forma consolidated statement of operations for the six months ended June 30, 2018, as these costs are considered to be nonrecurring in nature.

(F)         Represents the income tax adjustment associated with the reversal of the historical deferred tax asset valuation allowance on Ashford Inc.’s deferred tax assets upon completion of the transaction. This amount is not included in the pro forma consolidated statement of operations for the six months ended June 30, 2018, as this adjustment is considered to be nonrecurring in nature.

(G)       Represents adjustments for New Holdco’s acquisition of a 100% interest in the Project Management Business for $203.0 million in consideration in the form of 8,120,000 shares of Series B Convertible Preferred Stock at $25 per share. The initial value of the preferred stock is discounted by approximately $2.9 million due to the Series B Preferred Stock’s increasing dividend rate over a three year period. The Series B Preferred Stock is redeemable at the option of the holder for cash in the event of a change of control. Such term of the Series B Preferred Stock requires it to be classified as mezzanine equity in the New Holdco pro forma consolidated balance sheet.

Under the applicable authoritative accounting guidance, certain redeemable equity instruments should be classified outside of permanent equity (mezzanine equity) if they are redeemable for cash (1) at a fixed or determinable price on a fixed or determinable date, (2) at the option of the holder, or (3) upon the occurrence of an event that is not solely within the control of the issuer. As the preferred stock meets these criteria, it should be classified as mezzanine equity in the unaudited pro forma consolidated balance sheet.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(AA)          Represents the historical consolidated statement of operations of Ashford Inc. for the six months ended June 30, 2018, as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed on August 9, 2018, and the historical consolidated statement of operations for the year ended December 31, 2017, as reported in its Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 12, 2018.

(BB)          Represents the historical combined statement of income of Remington Project Management for the six months ended June 30, 2018, and the year ended December 31, 2017, as included in Exhibit 99.1 of this Current Report on Form 8-K.

(CC)          Represents amortization expense of intangible assets discussed in footnote (D) to the unaudited pro forma consolidated balance sheet. The amortization expense is not recognized on a straight-line basis, rather it is recognized in a manner that approximates the pattern of the assets’ economic benefit to the Company over an estimated useful life of 30 years.

(DD)          Represents the elimination of nonrecurring costs directly attributable to the transaction for the six months ended June 30, 2018, and the year ended December 31, 2017.

(EE)            Represents the adjustment to income tax expense based on a blended federal and state tax rate of approximately 28% applied to both Ashford Inc. and Remington Project Management. The enacted federal tax rate was 35% for 2017, however the 2018 enacted federal rate of 21% from the Tax Cuts and Jobs Act is a more meaningful representation of the tax expense on the combined businesses given the transaction closed in 2018.

(FF)              Represents the preferred dividend on the 8,120,000 shares of  Series B convertible preferred stock discussed in footnote (G) to the unaudited pro forma consolidated balance sheet based on an annual rate of 6.0% for the six months ended June 30, 2018, and 5.50% for the year ended December 31, 2017.

(GG)          Represents the amortization of the discount on the 8,120,000 shares of  Series B convertible preferred stock discussed in footnote (G) to the unaudited pro forma consolidated balance sheet.

(HH)        Pro forma basic earnings per share for the six months ended June 30, 2018, is based on pro forma net income attributable to common stockholders divided by 2.1 million weighted average basic shares outstanding. The transaction does not result in any additional issuances of Ashford Inc. common stock upon closing.

(II)                  Pro forma diluted earnings per share for the six months ended June 30, 2018, is based on pro forma net loss attributable to common stockholders divided by 2.2 million weighted average diluted shares outstanding. Diluted earnings per share excludes any potential shares issued upon the conversion of the preferred stock as the effect would be anti-dilutive under the two-class method.

(JJ)                  Pro forma basic earnings per share for the year ended December 31, 2017, is based on pro forma net loss attributable to common stockholders divided by 2.0 million weighted average basic shares outstanding. The transaction does not result in any additional issuances of Ashford Inc. common stock upon closing.

(KK)  Pro forma diluted earnings per share for the year ended December 31, 2017, is based on pro forma net loss attributable to common stockholders divided by 2.1 million weighted average diluted shares outstanding. Diluted earnings per share excludes any potential shares issued upon the conversion of the preferred stock as the effect would be anti-dilutive under the two-class method.

The following table reconciles the amounts used in calculating historical and pro forma basic and diluted income (loss) per share (in thousands, except per share amounts):

	Six Months Ended June 30, 2018		Year Ended December 31, 2017
	Historical Ashford Inc. (AA)	Pro Forma Ashford Inc.	Historical Ashford Inc. (AA)	Pro Forma Ashford Inc.
Net income (loss) attributable to common stockholders — basic and diluted:
Net income (loss) attributable to the Company	$3,237	$6,709	$(18,352)	$(3,720)
Less: Net income (loss) allocated to unvested shares	(14)	(2)	—	—
Undistributed net income (loss) allocated to common stockholders	3,223	6,707	(18,352)	(3,720)
Preferred dividends	—	(6,090)	—	(11,165)
Amortization of preferred stock discount	—	(465)	—	(1,950)
Distributed and undistributed net income (loss) - basic	$3,223	$152	$(18,352)	$(16,835)
Effect of deferred compensation plan	(5,814)	(5,814)
Effect of contingently issuable shares	(505)	(505)	(1,465)	(1,465)
Distributed and undistributed net loss - diluted	$(3,096)	$(6,167)	$(19,817)	$(18,300)

Weighted average common shares outstanding:
Weighted average common shares outstanding — basic	2,094	2,094	2,031	2,031
Effect of deferred compensation plan shares	103	103
Effect of contingently issuable shares	22	22	36	36
Weighted average common shares outstanding — diluted	2,219	2,219	2,067	2,067

Income (loss) per share — basic:
Net income (loss) allocated to common stockholders per share	$1.54	$0.07	$(9.04)	$(8.29)
Income (loss) per share — diluted:
Net income (loss) allocated to common stockholders per share	$(1.40)	$(2.78)	$(9.59)	$(8.85)